Exhibit 99

Snap-on Announces First Quarter 2016 Results

Diluted EPS of $2.16 increases 15.5%;
Operating earnings before financial services of 18.6% of sales up 190 basis points;
Organic sales increase 2.5%

KENOSHA, Wis.--(BUSINESS WIRE)--April 21, 2016--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the first quarter of 2016.

  Sales of $834.2 million increased $6.4 million, or 0.8%, from 2015 levels; excluding $16.4 million of unfavorable foreign currency translation and $2.6 million of acquisition-related sales, organic sales increased $20.2 million or 2.5%.
  Operating earnings before financial services of $155.4 million increased 190 basis points to 18.6% of sales as compared to $137.9 million, or 16.7% of sales, last year.
  Financial services operating earnings of $47.0 million increased $6.7 million, or 16.6%, from 2015 levels; financial services revenue of $66.3 million increased 15.5% from 2015 levels.
  Consolidated operating earnings of $202.4 million improved to 22.5% of revenues (net sales plus financial services revenue) as compared to $178.2 million, or 20.1% of revenues, last year.
  The first quarter effective income tax rate was 31.0% in 2016 and 32.0% in 2015.
  Net earnings of $128.3 million, or $2.16 per diluted share, compared to net earnings of $110.5 million, or $1.87 per diluted share, a year ago.

“Our first quarter results, including a 15.5% increase in diluted earnings per share, represent an encouraging start to 2016,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “We believe these results demonstrate not only the fundamental strength of Snap-on’s value proposition of making work easier for serious professionals, but also the continued progress along our defined runways for coherent growth while overcoming the headwinds of the current environment. At the same time, our operating margin improvement further confirms the ongoing potential of our Snap-on Value Creation Processes, which we employ every day around safety, quality, customer connection, innovation and rapid continuous improvement. Finally, these results would not have been possible without the dedication and capability of our franchisees and associates worldwide; I thank them for their continuing commitment and extraordinary contributions.”

Segment Results

Commercial & Industrial Group segment sales of $287.0 million in the quarter decreased $10.5 million, or 3.5%, from 2015 levels. Excluding $6.7 million of unfavorable foreign currency translation, organic sales declined $3.8 million, or 1.3%, as lower sales to customers in critical industries were partially offset by gains in the segment’s Asia/Pacific and power tools operations, and higher sales from the segment’s European-based hand tools business.

Operating earnings of $41.1 million in the period, including $2.2 million of unfavorable foreign currency effects, decreased $2.9 million from 2015 levels, and the operating margin (operating earnings as a percentage of segment sales) of 14.3% declined 50 basis points from 14.8% a year ago.

Snap-on Tools Group segment sales of $402.5 million in the quarter rose $24.3 million, or 6.4%, from 2015 levels, reflecting sales increases in both the company’s U.S. and international franchise operations. Excluding $6.0 million of unfavorable foreign currency translation, organic sales were up 8.1%.

Operating earnings of $66.7 million in the period, including $4.2 million of unfavorable foreign currency effects, increased $6.9 million from 2015 levels, and the operating margin of 16.6% improved 80 basis points from 15.8% a year ago.

Repair Systems & Information Group segment sales of $278.8 million in the quarter rose $6.5 million, or 2.4%, from 2015 levels. Excluding $4.5 million of unfavorable foreign currency translation and $2.6 million of acquisition-related sales, organic sales increased $8.4 million, or 3.1%, primarily due to higher sales of diagnostic and repair information products to independent repair shop owners and managers, increased sales of undercar equipment and higher sales to OEM dealerships.

Operating earnings of $69.0 million in the period, including $1.3 million of unfavorable foreign currency effects, increased $5.1 million from 2015 levels, and the operating margin of 24.7% improved 120 basis points from 23.5% a year ago.

Financial Services operating earnings of $47.0 million on revenue of $66.3 million in the quarter compared to operating earnings of $40.3 million on revenue of $57.4 million a year ago.

Corporate expenses of $21.4 million in the quarter compared to $29.8 million last year. The year-over-year decrease in corporate expenses primarily reflects lower stock-based (mark-to-market) compensation and pension expense.

Outlook

Snap-on expects to make continued progress in 2016 along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but also in adjacent markets, additional geographies and other areas, including in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, Snap-on continues to expect that capital expenditures in 2016 will be in a range of $80 million to $90 million. Snap-on also continues to anticipate that its full year 2016 effective income tax rate will be comparable to its 2015 full year rate.

Conference Call and Webcast on April 21, 2016, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, April 21, 2016, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit http://www.snapon.com/sna and click on the link to the webcast. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website under the tabs Investor Information / Investor Events / Company Presentations.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.4 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 2, 2016, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended
	April 2,	April 4,
	2016	2015

Net sales	$834.2	$827.8
Cost of goods sold	(418.9)	(417.7)
Gross profit	415.3	410.1
Operating expenses	(259.9)	(272.2)
Operating earnings before financial services	155.4	137.9

Financial services revenue	66.3	57.4
Financial services expenses	(19.3)	(17.1)
Operating earnings from financial services	47.0	40.3

Operating earnings	202.4	178.2
Interest expense	(13.1)	(13.0)
Other income (expense) – net	(0.7)	(0.7)
Earnings before income taxes and equity earnings	188.6	164.5
Income tax expense	(57.6)	(51.8)
Earnings before equity earnings	131.0	112.7
Equity earnings, net of tax	0.3	0.5
Net earnings	131.3	113.2
Net earnings attributable to noncontrolling interests	(3.0)	(2.7)
Net earnings attributable to Snap-on Inc.	$128.3	$110.5

Net earnings per share attributable to Snap-on Inc.:
Basic	$2.21	$1.90
Diluted	2.16	1.87

Weighted-average shares outstanding:
Basic	58.1	58.1
Effect of dilutive securities	1.4	1.0
Diluted	59.5	59.1

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended
	April 2,	April 4,
	2016	2015

Net sales:
Commercial & Industrial Group	$287.0	$297.5
Snap-on Tools Group	402.5	378.2
Repair Systems & Information Group	278.8	272.3
Segment net sales	968.3	948.0
Intersegment eliminations	(134.1)	(120.2)
Total net sales	$834.2	$827.8
Financial Services revenue	66.3	57.4
Total revenues	$900.5	$885.2

Operating earnings:
Commercial & Industrial Group	$41.1	$44.0
Snap-on Tools Group	66.7	59.8
Repair Systems & Information Group	69.0	63.9
Financial Services	47.0	40.3
Segment operating earnings	223.8	208.0
Corporate	(21.4)	(29.8)
Operating earnings	$202.4	$178.2
Interest expense	(13.1)	(13.0)
Other income (expense) – net	(0.7)	(0.7)
Earnings before income taxes and equity earnings	$188.6	$164.5

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	April 2,	January 2,
	2016	2016

Assets
Cash and cash equivalents	$106.3	$92.8
Trade and other accounts receivable – net	570.0	562.5
Finance receivables – net	453.3	447.3
Contract receivables – net	77.4	82.1
Inventories – net	511.6	497.8
Prepaid expenses and other assets	122.9	106.3
Total current assets	1,841.5	1,788.8

Property and equipment – net	417.4	413.5
Deferred income tax assets	49.6	60.4
Long-term finance receivables – net	817.1	772.7
Long-term contract receivables – net	272.0	266.6
Goodwill	797.1	790.1
Other intangibles – net	192.9	195.0
Other assets	48.8	44.0
Total assets	$4,436.4	$4,331.1

Liabilities and Equity
Notes payable and current maturities of long-term debt	$170.8	$18.4
Accounts payable	161.7	148.3
Accrued benefits	54.0	52.1
Accrued compensation	64.0	91.0
Franchisee deposits	65.9	64.4
Other accrued liabilities	320.8	296.0
Total current liabilities	837.2	670.2

Long-term debt	714.6	861.7
Deferred income tax liabilities	14.5	14.3
Retiree health care benefits	37.0	37.9
Pension liabilities	206.9	227.8
Other long-term liabilities	91.1	88.5
Total liabilities	1,901.3	1,900.4

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	294.2	296.3
Retained earnings	3,079.6	2,986.9
Accumulated other comprehensive loss	(340.1)	(364.2)
Treasury stock at cost	(584.0)	(573.7)
Total shareholders' equity attributable to Snap-on Inc.	2,517.1	2,412.7
Noncontrolling interests	18.0	18.0
Total equity	2,535.1	2,430.7
Total liabilities and equity	$4,436.4	$4,331.1

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	April 2,	April 4,
	2016	2015
Operating activities:
Net earnings	$131.3	$113.2
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	14.9	13.8
Amortization of other intangibles	6.1	6.2
Provision for losses on finance receivables	9.3	7.1
Provision for losses on non-finance receivables	3.2	4.9
Stock-based compensation expense	5.8	11.5
Excess tax benefits from stock-based compensation	-	(11.0)
Deferred income tax provision	9.4	10.7
Changes in operating assets and liabilities:
Increase in trade and other accounts receivable	(4.8)	(20.2)
Decrease (increase) in contract receivables	0.3	(3.3)
Increase in inventories	(9.9)	(24.0)
Increase in prepaid and other assets	(15.5)	(27.0)
Increase in accounts payable	15.0	24.9
Decrease in accruals and other liabilities	(23.5)	(28.7)
Net cash provided by operating activities	141.6	78.1

Investing activities:
Additions to finance receivables	(230.9)	(198.8)
Collections of finance receivables	174.1	160.2
Capital expenditures	(19.5)	(18.1)
Disposals of property and equipment	0.2	-
Other	(3.5)	(2.8)
Net cash used by investing activities	(79.6)	(59.5)

Financing activities:
Repayments of notes payable	(0.8)	-
Net increase in other short-term borrowings	3.6	22.8
Cash dividends paid	(35.4)	(30.9)
Purchases of treasury stock	(23.1)	(49.7)
Proceeds from stock purchase and option plans	9.9	14.5
Excess tax benefits from stock-based compensation	-	11.0
Other	(3.5)	(3.0)
Net cash used by financing activities	(49.3)	(35.3)

Effect of exchange rate changes on cash and cash equivalents	0.8	(1.8)
Increase (decrease) in cash and cash equivalents	13.5	(18.5)

Cash and cash equivalents at beginning of year	92.8	132.9
Cash and cash equivalents at end of period	$106.3	$114.4

Supplemental cash flow disclosures:
Cash paid for interest	$(23.9)	$(23.7)
Net cash paid for income taxes	(17.7)	(20.7)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	April 2,	April 4,	April 2,	April 4,
	2016	2015	2016	2015

Net sales	$834.2	$827.8	$-	$-
Cost of goods sold	(418.9)	(417.7)	-	-
Gross profit	415.3	410.1	-	-
Operating expenses	(259.9)	(272.2)	-	-
Operating earnings before financial services	155.4	137.9	-	-

Financial services revenue	-	-	66.3	57.4
Financial services expenses	-	-	(19.3)	(17.1)
Operating earnings from financial services	-	-	47.0	40.3

Operating earnings	155.4	137.9	47.0	40.3
Interest expense	(13.0)	(12.9)	(0.1)	(0.1)
Intersegment interest income (expense) – net	17.3	15.0	(17.3)	(15.0)
Other income (expense) – net	(0.7)	(0.7)	-	-
Earnings before income taxes and equity earnings	159.0	139.3	29.6	25.2
Income tax expense	(46.7)	(42.5)	(10.9)	(9.3)
Earnings before equity earnings	112.3	96.8	18.7	15.9
Financial services – net earnings attributable to Snap-on Inc.	18.7	15.9	-	-
Equity earnings, net of tax	0.3	0.5	-	-
Net earnings	131.3	113.2	18.7	15.9
Net earnings attributable to noncontrolling interests	(3.0)	(2.7)	-	-
Net earnings attributable to Snap-on Inc.	$128.3	$110.5	$18.7	$15.9

*Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	April 2,	January 2,	April 2,	January 2,
	2016	2016	2016	2016

Assets
Cash and cash equivalents	$106.2	$92.7	$0.1	$0.1
Intersegment receivables	16.9	15.9	-	-
Trade and other accounts receivable – net	569.9	562.2	0.1	0.3
Finance receivables – net	-	-	453.3	447.3
Contract receivables – net	8.1	8.0	69.3	74.1
Inventories – net	511.6	497.8	-	-
Prepaid expenses and other assets	128.1	111.5	1.4	1.2
Total current assets	1,340.8	1,288.1	524.2	523.0

Property and equipment – net	416.0	412.1	1.4	1.4
Investment in Financial Services	259.5	251.8	-	-
Deferred income tax assets	29.9	40.6	19.7	19.8
Intersegment long-term notes receivable	433.3	398.7	-	-
Long-term finance receivables – net	-	-	817.1	772.7
Long-term contract receivables – net	11.5	12.1	260.5	254.5
Goodwill	797.1	790.1	-	-
Other intangibles – net	192.9	195.0	-	-
Other assets	55.9	49.9	0.1	1.0
Total assets	$3,536.9	$3,438.4	$1,623.0	$1,572.4

Liabilities and Equity
Notes payable and current maturities of long-term debt	$20.8	$18.4	$150.0	$-
Accounts payable	161.3	148.2	0.4	0.1
Intersegment payables	-	-	16.9	15.9
Accrued benefits	53.9	52.1	0.1	-
Accrued compensation	62.8	86.9	1.2	4.1
Franchisee deposits	65.9	64.4	-	-
Other accrued liabilities	295.2	277.4	32.2	25.0
Total current liabilities	659.9	647.4	200.8	45.1

Long-term debt and intersegment long-term debt	-	-	1,147.9	1,260.4
Deferred income tax liabilities	14.5	14.1	-	0.2
Retiree health care benefits	37.0	37.9	-	-
Pension liabilities	206.9	227.8	-	-
Other long-term liabilities	83.5	80.5	14.8	14.9
Total liabilities	1,001.8	1,007.7	1,363.5	1,320.6

Total shareholders' equity attributable to Snap-on Inc.	2,517.1	2,412.7	259.5	251.8
Noncontrolling interests	18.0	18.0	-	-
Total equity	2,535.1	2,430.7	259.5	251.8
Total liabilities and equity	$3,536.9	$3,438.4	$1,623.0	$1,572.4

*Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561